Exhibit 99.3

For Immediate Release
April 19, 2005

           AJS BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS

AJS Bancorp, Inc. (Electronic Bulletin Board; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $371,000 for the quarter ended March 31, 2005 as compared to $359,000 for the same quarter in 2004. Basic and diluted earnings were $0.17 per share for the quarter ended March 31, 2005 compared to basic and diluted earnings per share of $0.16 and $0.15 respectively for the quarter ended March 31, 2004. The increase in net income resulted from an increase in non-interest income offset by a decrease in net interest income and an increase in non-interest expense during the comparative periods.

Total assets as of March 31, 2005 were $264.1 million, a decrease of $6.8 million or 2.5% from $270.9 million at December 31, 2004. The decrease was due to decreases in cash and cash equivalents and Federal Home Loan Bank (FHLB) stock. There was a decrease of $1.6 million or 9.3% in cash and cash equivalents to $15.4 million at March 31, 2005 from $17.0 million at December 31, 2004. Loans receivable decreased $5.1 million to $158.2 million at March 31, 2005 from $163.3 million at March 31, 2004. Federal Home Loan Bank stock decreased $4.3 million or 34.7% to $8.1 million at March 31, 2005 from $12.4 million. The Company decreased its investment in FHLB stock due to uncertainty regarding the payment and level of the FHLB dividend. There was no gain or loss on the sale of the FHLB stock. On the liability side, total deposits decreased $5.3 million or 2.6% to $192.8 million at March 31, 2005 from $198.1 million at December 31, 2004. The decrease was primarily in certificates of deposit and money market accounts.

The Company had non-performing assets of $677,000 as of March 31, 2005 and $983,000 as of December 31, 2004. The allowance for loan losses was $1.8 million at March 31, 2005 and December 31, 2004. This represents a ratio of allowance for loan losses to gross loans receivable of 1.15% at March 31, 2005 and 1.12% at December 31, 2004.

Total stockholders' equity decreased to $29.9 million at March 31, 2005 from $30.5 million at December 31, 2004. The decrease in stockholders' equity was primarily due to the repurchase of the Company's stock that took place during the quarter ended March 31, 2005 and the decrease in other comprehensive income due to the lower fair market value of securities held for sale. These decreases were offset by net income of $371,000 for the quarter ended March 31, 2005.

INCOME INFORMATION -THREE MONTH PERIODS ENDED MARCH 31, 2005 AND 2004:

Net interest income decreased by $57,000 or 3.0% to $1.8 million for the quarter ended March 31, 2005 when compared to the same quarter in 2004. Average interest earning assets were $259.7 million and $231.4 million during the comparative 2005 and 2004 quarters while the average yield was 5.03% and 5.26%, respectively. The average yield was down primarily due to securities and interest-bearing deposits continuing to reprice downwards for the comparable quarters. The securities portfolio repriced downwards as the assets matured and were replaced at lower interest rates. The average interest-earning deposits grew to $30.0 million for an average yield of 4.46% at March 31, 2005 compared to $19.5 million for an average yield of 4.83% at March 31, 2004. The additional interest-earning deposits were at lower yields than the average yield at March 31, 2004, which pulled down the average yield at March 31, 2005. Our net interest rate spread decreased 46 basis points to 2.54% from 3.00% while our net interest margin decreased 46 basis points to 2.82% from 3.28%. The cost of our interest-bearing liabilities increased to 2.49% for the quarter ending March 31, 2005 from 2.25% from the same quarter in 2004. The increase was primarily due to short-term interest rates increasing. The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 112.48% for the three months ended March 31, 2005 from 113.77% for the same period in 2004.

The Company recorded a $34,000 negative provision for the three months ended March 31, 2005, and no provision for the three months ended March 31, 2004. The negative provision was due to a combination of $34,000 in loan loss recoveries and our review of losses inherent in our loan portfolio. At this time, management felt no additional provisions were necessary. Should any unforeseen risks present themselves however, management may need to increase this provision in the future.

Noninterest income increased $56,000 to $244,000 for the quarter ended March 31, 2005 from $188,000 for the comparable quarter in 2004. The higher noninterest income is primarily the result of a $39,000 increase in service charges on accounts, and a $15,000 increase in other noninterest income. The increase in service charges on accounts is primarily due an increase in prepayment penalties on commercial loans due to an early pay off of the loan and an increase in debit card revenues. The increase in debit card revenues is due to the Company's customer base becoming more familiar with and using the debit cards more often, since their inception in September of 2003. The increase in other non-interest income was primarily due to an increase in rental income and correspondent fees.

Noninterest expense increased $17,000 or 1.1% to $1.5 million for the quarter ended March 31, 2005. Occupancy cost increased $53,000, and advertising and promotion costs increased $14,000 for the quarter ended March 31, 2005 when compared to the three months ended March 31, 2004. These increases were primarily offset by a decrease in salaries and employee benefits of $42,000. Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees to 62 at March 31, 2005 from 66 at March 31, 2004. The increase in occupancy costs was due to an increase in real estate taxes. The increase in advertising and promotion costs occurred due to various deposit program specials offered during the quarter ended March 31, 2005.

Our federal and state taxes increased $4,000 to $207,000 for the quarter ended March 31, 2005 from $203,000 in the same period of 2004. This is primarily the result of higher pre-tax income for the quarter ended 2005.

Other financial information is included in the tables that follow.

This press release contains certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated" and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact: Lyn G. Rupich
         President
         708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
                                                 31-Mar-05        31-Dec-04
ASSETS

Cash and due from financial Institutions         $  12,993        $  13,717
Federal funds sold                                   2,459            3,314
                                                 --------------------------
TOTAL CASH AND CASH EQUIVALENTS                     15,452           17,031

Certificates of Deposit                              9,783            9,783
Securities                                          65,832           61,615
Loans receivable net of allowance for loan loss
   of $1,832 at March 31, 2005, and $1,847
   at December 31, 2004                            158,180          163,291
Federal Home Loan Bank Stock                         8,133           12,459
Premises and equipment                               4,701            4,760
Accrued interest receivable & other assets           1,977            1,930
                                                 --------------------------
TOTAL ASSETS                                     $ 264,058        $ 270,869
                                                 ==========================
LIABILITIES AND SHAREHOLDERS EQUITY
Deposits                                           192,816        $ 198,056
Federal Home Loan Bank advances                     35,750           36,250
Advance payments by borrowers for taxes
   and insurance                                     1,286            1,795
Accrued expenses and other liabilities               4,271            4,238
                                                 --------------------------

TOTAL LIABILITIES                                  234,123          240,339
TOTAL EQUITY                                        29,935           30,530
                                                 --------------------------
TOTAL LIABILITIES AND EQUITY                     $ 264,058        $ 270,869
                                                 ==========================

                                                 31-Mar-05        31-Mar-04
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                            $   2,341        $   2,325
Securities                                             597              468
Interest earning deposits & other                      323              234
Federal funds sold                                      15               12
                                                 --------------------------
TOTAL INTEREST INCOME                                3,276            3,039

INTEREST EXPENSE ON DEPOSITS
Deposits                                             1,066              942
Federal Home Loan Bank & Other                         373              203
                                                 --------------------------
Total Interest Expense                               1,439            1,145
                                                 --------------------------
NET INTEREST INCOME                                  1,837            1,894
Provision for loan losses                              (34)               0
                                                 --------------------------
NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                                   1,871            1,894

NON-INTEREST INCOME
Insurance commissions                                   50               48
Service charges on accounts                            142              103
Other                                                   52               37
                                                 --------------------------
TOTAL NON-INTEREST INCOME                              244              188

NON-INTEREST EXPENSE
Salaries and employee benefits                         871              913
Occupancy                                              206              153
Advertising & promotion                                101               87
Data processing                                        103              102
Other                                                  256              265
                                                 --------------------------
TOTAL NON-INTEREST EXPENSE                           1,537            1,520

INCOME BEFORE INCOME TAXES                             578              562
Income tax expense                                     207              203
                                                 --------------------------
NET INCOME                                       $     371        $     359
                                                 ==========================

Earnings per share, basic                        $    0.17        $    0.16
Earnings per share, diluted                      $    0.17        $    0.16

AJS Bancorp, Inc.
Financial Highlights
(unaudited)
                                       March 31, 2005   December 31,2004
                                                (In thousands)
Selected Financial Highlights:
------------------------------
Total assets                            $  264,058        $  270,869
Loans receivable, net                      158,180           163,291
Securities                                  65,832            61,615
Deposits                                   192,816           198,056
Federal Home Loan Bank advances             35,750            36,250
Stockholders' equity                        29,935            30,530

Book value per share (1)                     13.47             13.58

Number of shares outstanding (2)         2,221,962         2,248,238


                                       Three months ended  Three months ended
                                         March 31, 2005      March 31, 2004
                                   (In thousands except per share information)
Selected Operations Data:
-------------------------
Total interest income                        $ 3,276           $ 3,039
                                             -------------------------
Total interest expense                         1,439             1,145
                                             -------------------------
Net interest income                            1,837             1,894
Provision for loan losses                        (34)                0
                                             -------------------------
Net interest income after provision
for loan losses                                1,871             1,894
Noninterest income                               244               188
Noninterest expense                            1,537             1,520
                                             -------------------------
Income before taxes                              578               562
Income tax provision                             207               203
                                             -------------------------
Net income                                       371               359
                                             =========================

Earnings per share, basic                    $  0.17           $  0.16
Earnings per share, diluted                  $  0.17           $  0.15

                                                  Three months ended     Three months ended
                                                    March 31, 2005         March 31, 2004

Selected Operating Ratios:
--------------------------
Return on average assets                                0.61%                  0.59%
Return on average equity                                4.88%                  4.37%
Interest rate spread during the period                  2.54%                  3.00%
Net interest margin                                     2.82%                  3.28%
Average interest-earning assets to average
  interest- bearing liabilities                       112.48%                113.77%
Efficiency ratio (3)                                   73.87%                 73.01%

                                                               As of               As of
                                                           March 31, 2005    December 31, 2004
                                                           --------------    -----------------
Asset Quality Ratios:
---------------------
Non-performing assets to total assets                           0.26%               0.36%
Allowance for loan losses to non-performing loans             270.61%             187.89%
Allowance for loan losses to loans receivable, gross            1.15%               1.12%


(1)  Shareholders' equity divided by number of shares outstanding.
(2)  Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.